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                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of Genicom Corporation and Subsidiaries on Form S-8 (File No.
333-     ) of our report dated January 30, 1997, on our audits of the consolidated financial statements and financial statement schedules of Genicom Corporation as of December 29, 1996 and December 31, 1995, and for each of the three fiscal years in the period ended December 29, 1996, which report appears on Page F-2 of the Genicom Corporation and Subsidiaries 1996 Annual Report on Form 10-K.



                                                 /s/ Coopers & Lybrand L.L.P.

McLean, Virginia
June 27, 1997